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                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                                    ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[X]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12.

                             HUNTINGTON BANCSHARES
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies: .......

     (2) Aggregate number of securities to which transaction applies: ..........

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ............

     (4) Proposed maximum aggregate value of transaction: ......................

     (5) Total fee paid: .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid: ...............................................

     (2) Form, Schedule or Registration Statement No.: .........................

     (3) Filing Party: .........................................................

     (4) Date Filed: ...........................................................

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                                   March 2001


Dear Fellow Huntington Employee Shareholder:

As you review the enclosed materials in preparation for voting your 401(k) plan shares, you will notice there is a shareholder proposal included in the 2001 proxy statement. The proposal in this year's proxy statement requests that the board of directors engage an investment banking firm to evaluate alternatives to enhance shareholder value including a merger or sale of the company. The proposal was received in October 2000, prior to the announcement of numerous management and operational changes. The shareholders sponsoring the proposal represent only 1.7% of Huntington's outstanding shares.

While we are disappointed in our financial performance in 2000, Huntington's board of directors has unanimously concluded that the appropriate and responsible action is to oppose the shareholder proposal and recommend that the shareholders vote against it. Management's statement in opposition to this shareholder proposal is presented in the proxy statement on pages 26 and 27, and we ask you to read and thoughtfully consider this viewpoint before you vote.

If you have any questions, feel free to call the Investor Relations Department at (614) 480-5676 for further clarification.

We believe the future for Huntington is exciting. We must all work together to improve our financial performance and realize our full potential in the years ahead.

Sincerely,

/s/ Frank Wobst                            /s/ Thomas E. Hoaglin


Frank Wobst                                Thomas E. Hoaglin
Chairman                                   President and Chief Executive Officer

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Dear Fellow Huntington Employee:

As many of you have seen or heard, our proxy this year contains a shareholder proposal. The proposal requests that the board of directors engage an investment banking firm to evaluate alternatives to enhance shareholder value including a merger or sale of the company. The proposal was received in October 2000, prior to the announcement of numerous management and operational changes. The shareholders sponsoring the proposal represent only 1.7% of Huntington's outstanding shares.

While we are disappointed in our financial performance in 2000, Huntington's board of directors has unanimously concluded that the appropriate and responsible action is to oppose the shareholder proposal and recommend that the shareholders vote against it. Management's statement in opposition to this shareholder proposal is presented in the proxy statement on pages 26 and 27.

If you have any questions, or if you are not a shareholder and would like to receive a copy of the proxy statement, feel free to call the Investor Relations Department at (614) 480-5676.

We believe the future for Huntington is exciting. We must all work together to improve our financial performance and realize our full potential in the years ahead.

Sincerely,

/s/ Frank Wobst                            /s/ Thomas E. Hoaglin

Frank Wobst                                Thomas E. Hoaglin
Chairman                                   President and Chief Executive Officer